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                                                                    EXHIBIT 10.2

                  PROMISSORY NOTE SECURED BY PERSONAL PROPERTY


$1,200,000.00              Los Angeles, California             December 28, 1995


     FOR VALUE RECEIVED, the undersigned, SmarTalk TeleServices, Inc. ("SmarTalk"), hereby unconditionally promises to pay to the order of SmarTalk Partners, LLC ("Partners"), or order, at 3 Civic Plaza, Suite 170, Newport Beach, California 92660, or at such other place as Partners may designate in writing, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), in lawful money of the United States of America, together with interest on the unpaid principal balance from time to time outstanding from the date hereof at the rate of 7% per annum. Interest only shall be due and payable in arrears on the last day of each calendar month, commencing January 31, 1996 until and including December 31, 1996. Thereafter, principal and interest shall be payable in equal fully amortizable monthly installments. The first combined installment payment of principal and interest shall commence on January 31, 1997 and subsequent monthly installments shall be paid on the last day of each month thereafter until July 31, 2000 (the "Maturity Date") upon which date the entire unpaid principal balance hereunder, together with any accrued but unpaid interest thereon, shall be due and payable in full.

     This Note has been executed and delivered pursuant to that certain Loan and Investment Agreement between SmarTalk and Partners of even date herewith (the "Loan Agreement"), and is secured by the collateral identified in a security agreement between the parties of even date herewith (the "Security Agreement"). Until such time as there occurs and is continuing as Event of Default, this Note (and any interest therein) shall not be transferred or assigned, except to an Affiliate of Partners.

     SmarTalk may, at any time or from time to time, prepay principal on this Note, in whole or in part, without penalty or bonus. Each payment shall be credited first to late charges, fees or other sums to be paid by SmarTalk to Partners; second to accrued and unpaid interest; and third, to principal. Interest shall cease on principal so credited.

     Upon the occurrence of an Event of Default as defined in the Loan Agreement, Partners shall have the right, without further notice or demand, to declare the entire balance of this Note, including interest, immediately due and payable.

     No waiver by Partners of any of its rights or remedies under this Note or under any other document evidencing this Note or

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otherwise shall be a waiver of any other right or remedy of Partners; no delay or omission in the exercise or enforcement by Partners of any right or remedy shall be construed as a waiver of any right or remedy of Partners; and no exercise or enforcement of any such right or remedy shall be held to exhaust any right or remedy of Partners.

     SmarTalk and any endorsers, guarantors or sureties of this Note each waive presentment for payment, demand, notice of non-payment and protest; and any endorsers, guarantors or sureties of this Note agree that the time for payment may be extended without notice to or consent by them.

     This Note is being executed and delivered, and is intended to be performed, in the State of California. Any controversy or claim arising out of or relating to this Note, or the making, performance, breach or interpretation of it, including tort claims, shall be adjudicated in the courts located in Los Angeles County, California, which shall be the exclusive venue and jurisdiction for all claims arising out of or related to this Note.

     If any suit or other proceeding is brought to enforce this Note, or to collect all or any portion of it, including interest, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, or if the holder of this Note sues to protect, preserve or enforce its rights or position, the prevailing party shall recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.


                              "SMARTALK"

                              SMARTALK TELESERVICES, INC., a
                              California corporation


                              By: /s/ Robert Lorsch
                                  -----------------------------
                                  Robert Lorsch, President

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